Exhibit 10.1

THE CHUBB CORPORATION	SPECIAL NON EMPLOYEE DIRECTOR Stock Option Agreement (Nonstatutory)

This Agreement dated the 5th day of December 2002

W I T N E S S E T H :

     1.     The Chubb Corporation (the “Corporation”) on the date set forth above has granted and hereby evidences the grant to Joel J. Cohen (the “Optionee”), subject to the terms and conditions set forth herein the option (the “Option”) to purchase from the Corporation an aggregate of 36,347 shares of Common Stock, $1.00 par value, of the Corporation (“Common Stock”), at the purchase price of $57.78, such price constituting the Fair Market Value of Common Stock on the date of grant, with the Option to be exercisable as hereinafter provided. For the purposes of this Agreement, Fair Market Value shall be the average of the highest and lowest per share sales prices as reported for consolidated trading of issues listed on the New York Stock Exchange on the date in question, or, if the Common Stock shall not have traded on such date, the average of the highest and lowest per share sales prices on the first date prior thereto on which the Common Stock was so traded. The Option is intended to be a Nonstatutory Option which does not qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Option is not granted pursuant to any plan of the Corporation or its subsidiaries.

     2.     Subject to the terms and conditions hereof, the Option shall be exercisable in whole or in part at all times from the date hereof until the termination of the Option on December 5, 2012. Any exercise of the Option shall be made by giving the Corporation written notice of exercise specifying the number of shares to be purchased. The notice of exercise shall be accompanied by tender to the Corporation of the full purchase price of said shares and the related amount of income taxes required to be withheld by the Corporation, if any. Payment of the purchase price of the shares shall be made in cash, check, shares of Common Stock (valued at Fair Market Value as set forth above) or a combination of the foregoing.

     3.     Without limiting the generality of paragraph 1 hereof, it is understood and agreed that the Option is subject to the following conditions:

(a) Except as provided in (b) below, no option shall be assignable or transferable, no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee, except by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom an option is granted, it may be exercised only by the Optionee or by the Optionee’s legal guardian or legal representative. Notwithstanding the above, options may be transferred pursuant to a qualified domestic relations order.

(b) Notwithstanding subparagraph (a) above, the Board may determine that an option may be transferred by an Optionee to one or more members of the Optionee’s immediate family, to a partnership of which the only partners are members of the Optionee’s immediate family, or to a trust established by the Optionee for the benefit of one or more members of the Optionee’s immediate family. For this purpose immediate family means the Optionee’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this subparagraph may not further transfer an option. Subject to such conditions that may be determined by the Board or a person or persons designated by the Board, an option transferred pursuant to this subparagraph shall remain subject to all of the applicable provisions of this written option agreement.

(c) Neither the Optionee nor any legal representative, legatee, transferee, or distributee of the Optionee shall be deemed to be a holder of or possess any shareholder rights with respect to any shares subject to the Option prior to the issuance of such shares upon exercise of such Option.

4. Restoration Options.

(a) Subject to the conditions of paragraph 4(b) below, in the event the Optionee exercises the Option, in whole or in part, and pays the purchase price by delivering shares of Common Stock, the Optionee shall automatically be granted on the date of such exercise a Restoration Option. Such Restoration Option shall be a Non-Statutory Stock Option for the number of shares so tendered plus, if applicable, any shares of Common Stock tendered to satisfy withholding tax liability arising in connection with such exercise, shall have a purchase price equal to the Fair Market Value of a share of Common Stock on the date of such exercise, shall be exercisable from the date of grant of such Restoration Option until the expiration date specified in paragraph 2, above, or the time provided in paragraph 7, below whichever is earlier, and shall be reflected in a Restoration Option Agreement furnished to the Optionee as soon as practicable after the date of such exercise.

(b) Paragraph 4(a) shall not be applicable (I) to an exercise of this Option after December 4, 2009, (ii) to an exercise of this Option when the Fair Market Value of a share of Common Stock is not at least $72.23, (iii) to an exercise of this Option at any time after the Optionee has terminated service as a Director of the Corporation for any reason, or (iv) if the Corporation determines that Paragraph 4(a) shall not be applicable.

     5.     In the event of a stock split, stock dividend, subdivision or combination of shares or other change in corporate structure affecting the shares of Common Stock, the number of shares subject to the Option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per share of stock thereunder.

     6.     In the case of (I) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof or a sale of all or substantially all of the assets of the Corporation or (ii) a Change in Control (as defined below) of the Corporation, the holder of each Option (including for purposes of this Section any Restoration Option ) then outstanding immediately prior to such Change in Control shall (unless the Board determines otherwise) have the right to receive on the date or effective date of such event an amount in exchange for such Options equal to the excess of the Fair Market Value on such date of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock, in the cases covered by clause (i) above, or in the case of a sale of assets referred to in such clause (i) above, a share of Common Stock, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Common Stock covered by the Option as determined by the Board, in the case of Change in Control by reason of any other event, over the exercise price of such Option, multiplied by the number of shares of Common Stock subject to such Option. Unless otherwise determined by the Board, such amount will be payable fully in cash.

     Any determination by the Board made pursuant to this Section 6 will be made as to all outstanding options and shall be made (a) in cases covered by clause (i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Common Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

     A “Change in Control” shall be deemed to have occurred if (a) any person, or any two or more person acting as a group, and all affiliates of such person or persons, shall own beneficially 25% of more of the Common Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation (other than any such offer made by the Corporation), or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

     7.     In the event that the Optionee’s service as a Director terminates, the Option shall be automatically cancelled except that upon termination of an Optionee’s service as a Director for any reason other than the death of the Optionee, all outstanding options held by such Optionee on the date of such termination shall expire at the earlier of (i) the date five years from the date upon which the Optionee ceases to be a Director, or (ii) the original termination date of the Option. In the event of the death of an Optionee (whether before or after termination of service as a Director), all outstanding options held by such Optionee (and not previously cancelled or expired) on the date of such death shall be fully exercisable by the Optionee’s legal representative within one year after the date of death.

     8.     Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, attention Corporate Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Optionee shall be addressed to him at his address as shown on the records of the Corporation.

     9.     The Optionee agrees to be bound by the terms and conditions hereof.

     In Witness Whereof, the Corporation, by its duly authorized officer, and the Optionee have executed this Agreement in duplicate as of the day and year first above written.

The Chubb Corporation
By

Secretary

Joel J. Cohen

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